                                                                   EXHIBIT 10(l)
                               G&K SERVICES, INC.



                                   $50,000,000



                           8.40% Senior Notes due 2010





                                  -------------

                             NOTE PURCHASE AGREEMENT

                                  -------------


                            Dated as of July 20, 2000


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                                                 TABLE OF CONTENTS


SECTION                                                                                                     PAGE
-------                                                                                                     ----
1.  AUTHORIZATION OF NOTES....................................................................................1
2.  SALE AND PURCHASE OF NOTES................................................................................1
3.  CLOSINGS..................................................................................................1
4.  CONDITIONS TO CLOSINGS....................................................................................2
         4.1.   Representations and Warranties................................................................2
         4.2.   Performance; No Default.......................................................................2
         4.3.   Compliance Certificates.......................................................................2
         4.4.   Opinions of Counsel...........................................................................2
         4.5.   Purchase Permitted By Applicable Law, etc.....................................................2
         4.6.   Sale of Other Notes...........................................................................3
         4.7.   Payment of Special Counsel Fees...............................................................3
         4.8.   Private Placement Number......................................................................3
         4.9.   Changes in Corporate Structure................................................................3
         4.10.  Subsidiary Guarantee..........................................................................3
         4.11.  Proceedings and Documents.....................................................................3
5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................................3
         5.1.   Organization; Power and Authority.............................................................3
         5.2.   Authorization, etc............................................................................4
         5.3.   Disclosure....................................................................................4
         5.4.   Organization and Ownership of Shares of Subsidiaries; Affiliates..............................4
         5.5.   Financial Statements..........................................................................4
         5.6.   Compliance with Laws, Other Instruments, etc..................................................5
         5.7.   Governmental Authorizations, etc..............................................................5
         5.8.   Litigation; Observance of Agreements, Statutes and Orders.....................................5
         5.9.   Taxes.........................................................................................5
         5.10.  Title to Property; Leases.....................................................................5
         5.11.  Licenses, Permits, etc........................................................................6
         5.12.  Compliance with ERISA.........................................................................6
         5.13.  Private Offering by the Company...............................................................7
         5.14.  Use of Proceeds; Margin Regulations...........................................................7
         5.15.  Existing Indebtedness; Future Liens...........................................................7
         5.16.  Foreign Assets Control Regulations, etc.......................................................7
         5.17.  Status under Certain Statutes.................................................................7
         5.18.  Environmental Matters.........................................................................7
         5.19.  Subsidiary Guarantee..........................................................................8
6.  REPRESENTATIONS OF THE PURCHASER..........................................................................8
         6.1.   Purchase for Investment.......................................................................8
         6.2.   Source of Funds...............................................................................8
7.  INFORMATION AS TO COMPANY.................................................................................9
         7.1.   Financial and Business Information............................................................9
         7.2.   Officer's Certificate.........................................................................11
         7.3.   Inspection....................................................................................11
8.  PREPAYMENT OF THE NOTES...................................................................................12
         8.1.   Required Prepayments..........................................................................12
         8.2.   Optional Prepayments with Make-Whole Amount...................................................12
         8.3.   Prepayment in Connection with a Change of Control.............................................12
         8.4.   Allocation of Partial Prepayments.............................................................13
         8.5.   Maturity; Surrender, etc......................................................................13
         8.6.   Purchase of Notes.............................................................................13
         8.7.   Make-Whole Amount.............................................................................13
9.  AFFIRMATIVE COVENANTS.....................................................................................14
         9.1.   Compliance with Law...........................................................................14
         9.2.   Insurance.....................................................................................14
         9.3.   Maintenance of Properties.....................................................................14

                                                                                                               i
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         9.4.   Payment of Taxes and Claims...................................................................15
         9.5.   Corporate Existence, etc......................................................................15
         9.6.   Subsidiary Guarantors.........................................................................15
         9.7.   Lines of Business.............................................................................15
10.  NEGATIVE COVENANTS.......................................................................................15
         10.1.  Transactions with Affiliates..................................................................16
         10.2.  Merger, Consolidation, etc....................................................................16
         10.3.  Limitation on Consolidated Indebtedness.......................................................17
         10.4.  Limitation on Subsidiary Indebtedness.........................................................17
         10.5.  Limitation on Liens...........................................................................17
         10.6.  Limitation on Sale and Leaseback Transactions.................................................18
         10.7.  Maintenance of Net Worth......................................................................19
11.  EVENTS OF DEFAULT........................................................................................19
12.  REMEDIES ON DEFAULT, ETC.................................................................................20
         12.1.  Acceleration..................................................................................20
         12.2.  Other Remedies................................................................................21
         12.3.  Rescission....................................................................................21
         12.4.  No Waivers or Election of Remedies, Expenses, etc.............................................21
13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................................................21
         13.1.  Registration of Notes.........................................................................21
         13.2.  Transfer and Exchange of Notes................................................................22
         13.3.  Replacement of Notes..........................................................................22
14.  PAYMENTS ON NOTES........................................................................................22
         14.1.  Place of Payment..............................................................................22
         14.2.  Home Office Payment...........................................................................22
15.  EXPENSES, ETC............................................................................................23
         15.1.  Transaction Expenses..........................................................................23
         15.2.  Survival......................................................................................23
16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.............................................23
17.  AMENDMENT AND WAIVER.....................................................................................23
         17.1.  Requirements..................................................................................23
         17.2.  Solicitation of Holders of Notes..............................................................24
         17.3.  Binding Effect, etc...........................................................................24
         17.4.  Notes held by Company, etc....................................................................24
18.  NOTICES..................................................................................................24
19.  REPRODUCTION OF DOCUMENTS................................................................................25
20.  CONFIDENTIAL INFORMATION.................................................................................25
21.  SUBSTITUTION OF PURCHASER................................................................................25
22.  MISCELLANEOUS............................................................................................26
         22.1.  Successors and Assigns........................................................................26
         22.2.  Payments Due on Non-Business Days.............................................................26
         22.3.  Severability..................................................................................26
         22.4.  Construction..................................................................................26
         22.5.  Counterparts..................................................................................26
         22.6.  Governing Law.................................................................................26


         SCHEDULE A        --       INFORMATION RELATING TO PURCHASERS

         SCHEDULE B        --       DEFINED TERMS

         SCHEDULE 4.9      --       Changes in Corporate Structure

         SCHEDULE 5.3      --       Disclosure Materials

         SCHEDULE 5.4      --       Subsidiaries of the Company and
                                              Ownership of Subsidiary Stock

         SCHEDULE 5.5      --       Financial Statements

                                                                                                               ii
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         SCHEDULE 5.8      --       Certain Litigation

         SCHEDULE 5.11     --       Patents, etc.

         SCHEDULE 5.14     --       Use of Proceeds

         SCHEDULE 5.15     --       Existing Indebtedness/Liens


         EXHIBIT 1         --       Form of 8.40% Senior Note due 2010

         EXHIBIT 4.4(a)    --       Form of Opinion of Special Counsel for the
                                              Company

         EXHIBIT 4.4(b)    --       Form of Opinion of Special Counsel
                                              for the Purchasers

         EXHIBIT 4.10      --       Form of Subsidiary Guarantee






                                                                                                               iii
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                               G&K SERVICES, INC.
                          5995 Opus Parkway, Suite 500
                           Minnetonka, Minnesota 55343


                           8.40% Senior Notes due 2010



                                                            As of July 20, 2000


TO THE PURCHASER WHOSE NAME
  APPEARS IN THE ACCEPTANCE FORM
  AT THE END HEREOF:

Ladies and Gentlemen:

                  G&K SERVICES, INC., a Minnesota corporation (the "COMPANY"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES.

                  The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 8.40% Senior Notes due 2010 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   SALE AND PURCHASE OF NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closings provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.   CLOSINGS.

                  The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York City time, at three closings (each a "CLOSING"), the first of which shall occur on July 20, 2000 (the "FIRST CLOSING DATE"), the second of which shall occur on September 15, 2000 and the third of which shall occur on December 15, 2000. At each Closing the Company will deliver to you the Notes to be purchased by you at such Closing (as specified in Schedule A) in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of such Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 39036 at Norwest/Wells Fargo Bank, ABA No. 091000019. If at any Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

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4.   CONDITIONS TO CLOSINGS.

                  Your obligation to purchase and pay for the Notes to be sold to you at each Closing is subject to the fulfillment to your satisfaction, prior to or at such Closing, of the following conditions:


4.1.    REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement shall be correct when made and (i) in connection with the first Closing, shall be correct on the First Closing Date and (ii) in connection with each subsequent Closing, shall be correct in all Material respects at the time of such Closing, provided that, the representations contained in (x) the third sentence of Section 5.3 with respect to the materials referred to in said sentence, (y) Section 5.4 with respect to Schedule 5.4 and (z) Section
5.15 with respect to Schedule 5.15 shall be deemed to be supplemented by all of the materials and disclosures furnished or made by the Company to the holders of the Notes prior to the date of such subsequent Closing.


4.2.    PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes on the date of such Closing (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. As of the First Closing Date, neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1 had such Section applied since such Date.


4.3.    COMPLIANCE CERTIFICATES.

                  (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) SECRETARY'S CERTIFICATES. The Company and each Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements (in the case of the Company) and the Subsidiary Guarantee (in the case of each Subsidiary Guarantor).


4.4.    OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of such Closing (a) from Maslon Edelman Borman & Brand, counsel for the Company, covering the matters set forth in
Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Milbank, Tweed, Hadley & McCloy LLP, your special New York counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.


4.5.    PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of such Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.    SALE OF OTHER NOTES.

                  Contemporaneously with such Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at such Closing as specified in Schedule A.


4.7.    PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.


4.8.    PRIVATE PLACEMENT NUMBER.

                  A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.


4.9.    CHANGES IN CORPORATE STRUCTURE.

                  Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, (i) in the case of the First Closing Date, at any time following the date of the most recent financial statements referred to in Schedule 5.5 and (ii) in the case of each subsequent Closing, if such event or transaction would have been prohibited by Section 10.2 or any of the other provisions of this Agreement.


4.10.   SUBSIDIARY GUARANTEE.

                  You shall have received a true and complete copy of the Subsidiary Guarantee, duly executed and delivered by each Subsidiary Guarantor identified in Schedule 5.4, and the Subsidiary Guarantee shall be in full force and effect.


4.11.   PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.


5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:


5.1.    ORGANIZATION; POWER AND AUTHORITY.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.    AUTHORIZATION, ETC.

                  This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


5.3.    DISCLOSURE.

                  The Company, through its agent, Credit Suisse First Boston, has delivered to you and each Other Purchaser a copy of a Direct Placement Memorandum, dated June 2000 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since June 26, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.


5.4.    ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether, as of the First Closing Date, such Subsidiary shall be a Subsidiary Guarantor, (ii) of the Company's Affiliates, other than Subsidiaries, and
(iii) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.


5.5.    FINANCIAL STATEMENTS.

                  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule
5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).


5.6.    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.


5.7.    GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.


5.8.    LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental
Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


5.9.    TAXES.

                  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 2, 1994.


5.10.   TITLE TO PROPERTY; LEASES.

                  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that the Company or any Subsidiary is party to as lessee and that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.


5.11.   LICENSES, PERMITS, ETC.

                  Except as disclosed in Schedule 5.11,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.


5.12.   COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $100,000 in the case of any single Plan and by more than $100,000 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.   PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than ten other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.


5.14.   USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.


5.15.   EXISTING INDEBTEDNESS; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 25, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.


5.16.   FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.


5.17.   STATUS UNDER CERTAIN STATUTES.

                  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.


5.18.   ENVIRONMENTAL MATTERS.

                  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                           (a) neither the Company nor any Subsidiary has
                  knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                           (b) neither the Company nor any of its Subsidiaries
                  has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                           (c) all buildings on all real properties now owned,
                  leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.


5.19.   SUBSIDIARY GUARANTEE.

The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guarantee will be true and correct as of the date of each Closing.


6.   REPRESENTATIONS OF THE PURCHASER.


6.1.    PURCHASE FOR INVESTMENT.

                  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.


6.2.    SOURCE OF FUNDS.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source is an "insurance company general account" (as the term is defined in PTE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (b) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (e); or

                  (f)  the Source is a governmental plan; or

                  (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

                  (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.


7.   INFORMATION AS TO COMPANY.


7.1.    FINANCIAL AND BUSINESS INFORMATION.

                  The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income and cash flows
                  of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) ANNUAL STATEMENTS -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, stockholders'
                  equity and comprehensive income, and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                           (A) an opinion thereon of independent certified
                  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (B) a certificate of such accountants stating that
                  they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

         PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.


7.2.    OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.


7.3.    INSPECTION.

                  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.


8.   PREPAYMENT OF THE NOTES.


8.1.    REQUIRED PREPAYMENTS.

                  On July 20, 2004 and on each July 20 thereafter to and including July 20, 2009 the Company will prepay $7,142,857 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED that upon any partial prepayment of the Notes pursuant to Section 8.2 or 8.3 or purchase of the Notes permitted by Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.


8.2.    OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.


8.3. PREPAYMENT IN CONNECTION WITH A CHANGE OF CONTROL.

                  (a) Promptly and in any event within five Business Days after any Responsible Officer has knowledge of the occurrence of a Change of Control, the Company shall give written notice thereof to each holder of a Note, which notice shall (i) refer specifically to this Section 8.3 and describe the Change of Control in reasonable detail (including the Persons party thereto), (ii) specify a Business Day not less than 30 days and not more than 45 days after the date of such notice (the "CONTROL PREPAYMENT DATE") and specify the Control Response Date (as defined below) and (iii) offer to prepay on the Control Prepayment Date the Notes of such holder, at 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least 10 days prior to the Control Prepayment Date (such date 10 days prior to the Control Prepayment Date being the "CONTROL RESPONSE DATE"), and the Company shall prepay on the Control Prepayment Date all Notes held by each holder that has accepted such offer in accordance with this Section 8.3(a) at a price in respect of each such Note held by such holder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date.

                  (b) A "CHANGE OF CONTROL" will be deemed to have occurred for purposes of Section 8.3(a) if any Person or two or more Persons acting in concert acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 35% of the Company's Voting Stock, PROVIDED, however, that no acquisition of any of the Company's Voting Stock by Richard
M. Fink, his spouse, any direct or indirect lineal descendant and/or any trust created primarily for the benefit of any or all of such persons shall constitute or be considered in determining whether or not a Change of Control has occurred.

8.4.    ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment of the Notes pursuant to Section 8.1 or 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.


8.5.    MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.


8.6.    PURCHASE OF NOTES.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.


8.7.    MAKE-WHOLE AMOUNT.

                  The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service of Bridge Information Services (or such other display as may replace Page 678 on the Telerate Service of Bridge Information Services) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity
         Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.


9.   AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:


9.1.    COMPLIANCE WITH LAW.

                  The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


9.2.    INSURANCE.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.


9.3.    MAINTENANCE OF PROPERTIES.

                  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


9.4.    PAYMENT OF TAXES AND CLAIMS.

                  The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.


9.5.    CORPORATE EXISTENCE, ETC.

                  Subject to Sections 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence, and the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect the corporate existence of any Subsidiary or any such right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.


9.6.    SUBSIDIARY GUARANTORS.

                  (a) The Company will ensure that each Subsidiary that has outstanding a Guaranty with respect to any Indebtedness of the Company or any of its Subsidiaries outstanding under any Credit Facility (or is otherwise a co-obligor or jointly liable with respect to any such Indebtedness) is a Subsidiary Guarantor.

                  (b) Upon notice by the Company to each holder of a Note (which notice shall contain a certification by the Company as to the matters specified in clauses (x) and (y) below), a Subsidiary Guarantor shall cease to be a Subsidiary Guarantor and shall be released from its obligations under its Subsidiary Guarantee if (x) such Subsidiary Guarantor shall not have outstanding any Guaranty with respect to any Indebtedness (other than the Notes) of the Company or any of its Subsidiaries outstanding under any Credit Facility (and shall not otherwise be a co-obligor or jointly liable with respect to any such other Indebtedness) and (y) both immediately before and after giving effect to such release no Default or Event of Default shall have occurred and be continuing. If a Subsidiary again guarantees any Indebtedness of the Company or any of its Subsidiaries outstanding under any Credit Facility (or otherwise becomes a co-obligor or jointly liable with respect to any such Indebtedness), then the Company will cause such Subsidiary to become a Subsidiary Guarantor in accordance with the provisions of Subsection (a) above.


9.7.    LINES OF BUSINESS.

                  The Company and its Subsidiaries taken as a whole will continue to engage in the business in which they are engaged on the date of Closing as described in the Memorandum and business reasonably related or complementary thereto or in furtherance thereof, except for lines of business which are insignificant when viewed in the overall context of the business then engaged in by the Company and its Subsidiaries.


10.  NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

10.1.   TRANSACTIONS WITH AFFILIATES.

                  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.


10.2.   MERGER, CONSOLIDATION, ETC.

                  The Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

                  (a) a Subsidiary Guarantor may consolidate or merge with, or convey or transfer all or substantially all of its assets to:

                           (i) the Company (PROVIDED that the Company shall be
                  the continuing, surviving or acquiring corporation (the "SURVIVING CORPORATION")) or a then-existing Wholly-Owned Subsidiary; or

                           (ii)  any other Person PROVIDED that:

                                    (i) if such Subsidiary Guarantor is not the
                           surviving corporation, the surviving corporation shall have:

                                            (A) executed and delivered to each
                                    holder of a Note its assumption of the due and punctual performance and observance of all obligations of such Subsidiary under its Subsidiary Guarantee, and

                                            (y) caused to be delivered to each
                                    holder of a Note an opinion of counsel
                                    reasonably satisfactory to the Required
                                    Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement and such Subsidiary Guarantee; and

                                    (B) in any case, immediately after giving
                           effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (b) the Company may consolidate or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia) or any member of the OECD (except Greece or Turkey), PROVIDED that:

                           (i) if the Company is not the surviving corporation,
the surviving corporation shall have:

                                    (A) executed and delivered to each holder of
                           a Note its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement and the Notes, and

                                    (B) caused to be delivered to each holder of
                           a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement; and

                           (ii) immediately after giving effect to such
                  transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.


10.3.   LIMITATION ON CONSOLIDATED INDEBTEDNESS.

                  The Company will not, at any time, permit the Consolidated Indebtedness to EBITDA Ratio to exceed 3.50 to 1.00, PROVIDED, however, that the Consolidated Indebtedness to EBITDA Ratio may exceed 3.50 to 1.00 with respect to a period or periods not in excess of three years on a cumulative basis during the term of the Notes as a direct result of the Company or any Subsidiary creating, assuming, incurring, guaranteeing or otherwise become liable in respect of Acquisition Indebtedness so long as the Consolidated Indebtedness to EBITDA Ratio shall not exceed 4.00 to 1.00 at any time.


10.4.   LIMITATION ON SUBSIDIARY INDEBTEDNESS.

                  The Company will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except:

                  (a) Indebtedness secured by Liens permitted by Section 10.5(b) or (c);

                  (b) guarantees by any Subsidiary Guarantor (including the Subsidiary Guarantees) in respect of unsecured Indebtedness of the Company;

                  (c) in the case of any Person that after First Closing Date becomes a Subsidiary or is consolidated with or merged with or into a Subsidiary or sells, leases or otherwise disposes of all of its property to a Subsidiary, Indebtedness outstanding at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof);

                  (d) Indebtedness owing to the Company or a Wholly-Owned Subsidiary; and

                  (e) other Indebtedness, PROVIDED that immediately after giving effect thereto and to the application of the proceeds thereof the sum (without duplication) of:

                           (i) the aggregate unpaid principal amount of
                  Indebtedness (including Capital Lease Obligations) of the Company secured by Liens permitted by Section 10.5(e); PLUS

                           (ii) the aggregate unpaid principal amount of
                  Indebtedness of all Subsidiaries (other than Indebtedness permitted by clauses (a) through (d) above); PLUS

                           (iii) the aggregate Attributable Debt in connection
                  with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the First Closing Date in accordance with Section 10.6(a),

         does not exceed 15% of Consolidated Capitalization.


10.5.   LIMITATION ON LIENS.

                  The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, securing any Indebtedness, without making effective provision (pursuant to documentation in form and substance reasonably satisfactory to the Required Holders) whereby the Notes shall be secured by such Lien equally and ratably with or prior to any and all Indebtedness to be secured thereby, provided that nothing in this Section
10.5 shall prohibit:

                  (a) Liens in respect of property of the Company or a Subsidiary existing on the First Closing Date and identified in
         Schedule 5.15 and extensions, renewals and replacements of such Liens (including successive extensions, renewals and replacements), PROVIDED that the principal amount of Indebtedness (or the maximum commitment therefor) secured by any such Lien is not increased and such Lien does not extend to or cover any property other than the property covered by such Lien on the First Closing Date;

                  (b) Liens in respect of property acquired or constructed by the Company or a Subsidiary after the First Closing Date that are created at the time of or within 180 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, PROVIDED that in any such case:

                           (i) no such Lien shall extend to or cover any other
                  property of the Company or such Subsidiary, as the case may be, and

                           (ii) the aggregate principal amount of Indebtedness
                  secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

                  (c) Liens in respect of property acquired by the Company or a Subsidiary after the First Closing Date, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or, in the case of any Person that after the First Closing Date becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), PROVIDED that in any such case no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be;

                  (d) Liens securing Indebtedness owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary; and

                  (e) Liens that would otherwise not be permitted by clauses (a) through (d) above, securing additional Indebtedness of the Company or a Subsidiary, PROVIDED that after giving effect thereto and to the application of the proceeds of such Indebtedness, the sum (without duplication) of:

                           (i) the aggregate unpaid principal amount of
                  Indebtedness (including Capital Lease Obligations) of the Company secured by Liens (other than Liens permitted by clauses (a) through (d) above); PLUS

                           (ii) the aggregate unpaid principal amount of
                  Indebtedness of Subsidiaries (other than Indebtedness permitted by Section 10.4(a), (b), (c) or (d)); PLUS

                           (iii) the aggregate Attributable Debt in connection
                  with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the First Closing Date in accordance with the provisions of Section 10.6(a),

         does not exceed 15% of Consolidated Capitalization.


10.6.   LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

                  The Company will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of (collectively, a "TRANSFER") any asset on terms whereby the asset or a substantially similar asset is or will be leased or reacquired by the Company or any Subsidiary over a period in excess of three years, unless either:

                  (a) after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof and to the application of the proceeds of such Attributable Debt, the sum (without duplication) of:

                           (i) the aggregate unpaid principal amount of
                  Indebtedness (including Capital Lease Obligations) of the Company secured by Liens permitted by Section 10.5(e); PLUS

                           (ii) the aggregate unpaid principal amount of
                  Indebtedness of Subsidiaries (other than Indebtedness permitted by Section 10.4(a), (b), (c) or (d)); PLUS

                           (iii) the aggregate Attributable Debt in connection
                  with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the First Closing Date in accordance with the provisions of this clause (a),

        does not exceed 15% of Consolidated Capitalization; or

                  (b) the net proceeds realized from such transfer are applied within 180 days after the receipt thereof to (x) the reinvestment in similar categories of property or assets for use in the business of the Company and its Subsidiaries or (y) the repayment of unsubordinated Funded Indebtedness of the Company or a Subsidiary, PROVIDED that in connection with any such repayment of Funded Indebtedness the Company shall offer to apply a PRO RATA portion of such net proceeds to the purchase of the Notes pursuant to Section 8.6 at a price of not less than 100% of the principal amount of the Notes so to be purchased together with accrued interest thereon to the purchase date, such PRO RATA portion of such net proceeds to be calculated by multiplying (A) the aggregate amount of such net proceeds by (B) a fraction, the numerator of which is the aggregate principal amount of the Notes then outstanding and the denominator of which is the aggregate unpaid principal amount of all Funded Indebtedness (including the Notes) all or a portion of which is so to be repaid.


10.7.   MAINTENANCE OF NET WORTH.

                  The Company will not at any time permit Consolidated Net Worth to be less than the sum of (a) $197,000,000 PLUS (b) an amount equal to 35% of Consolidated Net Income for (i) the fiscal quarter of the Company ended June 30, 2000 and (ii) each completed fiscal year of the Company ending on or after June 29, 2001 (but only if Consolidated Net Income for such fiscal quarter or year is a positive number).

11.  EVENTS OF DEFAULT.

                  An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.2 through 10.6, inclusive; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and (in the case of any default arising under Section 10.7, so long as the Company is proceeding diligently and in good faith to remedy such default (by issuing securities or otherwise) during such 30-day period) such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
         11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement or any Subsidiary Guarantee or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such

         Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

                  (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
         (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (k) any Subsidiary Guarantee shall cease to be in full force and effect (other than as contemplated by Section 9.6(b)) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guarantee.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.


12.1.   ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (X) all accrued and unpaid interest thereon and (Y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.


12.2.   OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.


12.3.   RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.


12.4.   NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, by any Note upon any holder thereof or by any Subsidiary Guarantee shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this
Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.


13.1.   REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.


13.2.   TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.


13.3.   REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000 in excess of the outstanding principal amount of such Note, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.


14.1.   PLACE OF PAYMENT.

                  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.


14.2.   HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.  EXPENSES, ETC.


15.1.   TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guarantee, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).


15.2.   SURVIVAL.

                  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.


17.1.   REQUIREMENTS.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.   SOLICITATION OF HOLDERS OF NOTES.

                  (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.


17.3.   BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.


17.4.   NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each
         Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.


22.1.   SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.


22.2.   PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.


22.3.   SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.


22.4.   CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.


22.5.   COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.


22.6.   GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        G&K SERVICES, INC.


                                        By  /s/ Jeffrey L. Wright
                                          ----------------------------------
                                          Title: Chief Financial Officer


The foregoing is hereby
agreed to as of the
date thereof.

THE NORTHWESTERN MUTUAL LIFE
 INSURANCE COMPANY


By:   /s/ J. Lueken
    -------------------------------------
         Its Authorized Representative


THE NORTHWESTERN MUTUAL LIFE
 INSURANCE COMPANY for its Group
 Annuity Separate Account


By:   /s/ J. Lueken
    -------------------------------------
         Its Authorized Representative


MINNESOTA LIFE INSURANCE COMPANY

By:      Advantus Capital Management, Inc.


         By:      /s/ Marilyn Froelich
                -------------------------
           Title: Vice President

AMERICAN REPUBLIC INSURANCE COMPANY

By:      Advantus Capital Management, Inc.


         By:      /s/ Loren Haugland
                -------------------------
           Title: Vice President


NATIONAL TRAVELERS LIFE COMPANY

By:      Advantus Capital Management, Inc.


         By:      /s/ Loren Haugland
                -------------------------
           Title: Vice President

MTL INSURANCE COMPANY

By:      Advantus Capital Management, Inc.


         By:      /s/ Loren Haugland
                -------------------------
           Title: Vice President


GREAT WESTERN INSURANCE COMPANY

By:      Advantus Capital Management, Inc.


         By:      /s/ Loren Haugland
                -------------------------
           Title: Vice President

                                                                                                             SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS                                                    ----------

                                                                               Principal Amount of
Name and Address of Purchaser                                                 Notes to be Purchased
-----------------------------                                                 ---------------------

THE NORTHWESTERN MUTUAL                              First Closing       Second Closing          Third Closing
  LIFE INSURANCE COMPANY                             -------------       --------------          -------------
                                                     $13,200,000         $9,900,000              $9,900,000


                                                                               Principal Amount of
Name and Address of Purchaser                                                 Notes to be Purchased
-----------------------------                                                 ---------------------

THE NORTHWESTERN MUTUAL                              First Closing       Second Closing          Third Closing
  LIFE INSURANCE COMPANY                             -------------       --------------          -------------
  For Its Group Annuity Separate Account             $800,000            $600,000                $600,000




                                                                               Principal Amount of
Name and Address of Purchaser                                                 Notes to be Purchased
-----------------------------                                                 ---------------------

MINNESOTA LIFE INSURANCE                             First Closing       Second Closing          Third Closing
  COMPANY                                            -------------       --------------          -------------
                                                     $3,600,000          $2,700,000              $2,700,000



                                                                     Principal Amount of
Name and Address of Purchaser                                       Notes to be Purchased
-----------------------------                                       ---------------------
                                                First Closing   Second Closing   Third Closing
                                                -------------   --------------   -------------
AMERICAN REPUBLIC INSURANCE COMPANY             $800,000        $600,000         $600,000
(Notes to be registered in the name of
  "EMSEG & Co.")



                                                                     Principal Amount of
Name and Address of Purchaser                                       Notes to be Purchased
-----------------------------                                       ---------------------
                                                First Closing   Second Closing   Third Closing
                                                -------------   --------------   -------------
NATIONAL TRAVELERS LIFE COMPANY                 $400,000        $300,000         $300,000
(Notes to be registered in the name of
  "Var & Co.")



                                                                     Principal Amount of
Name and Address of Purchaser                                       Notes to be Purchased
-----------------------------                                       ---------------------
                                                First Closing   Second Closing   Third Closing
                                                -------------   --------------   -------------
MTL INSURANCE COMPANY                           $800,000        $600,000         $600,000
(Notes to be registered in the name of
  "ELL & Co.")



                                                                     Principal Amount of
Name and Address of Purchaser                                       Notes to be Purchased
-----------------------------                                       ---------------------
                                                First Closing   Second Closing   Third Closing
                                                -------------   --------------   -------------
GREAT WESTERN INSURANCE COMPANY                 $400,000        $300,000         $300,000
(Notes to be registered in the name of
  "Merrill Lynch for Great Western Insurance
    Company")


                                                                     SCHEDULE B




                                  DEFINED TERMS


                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a sale and leaseback transaction occurring after the First Closing Date, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof.

                  "ACQUISITION INDEBTEDNESS" means Indebtedness incurred in connection with the acquisition by the Company or any Subsidiary of any Person or line of business (in compliance with Section 9.7).

                  "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Minneapolis, Minnesota are required or authorized to be closed.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof, accounted for as indebtedness in accordance with GAAP.

                  "CLOSING" is defined in Section 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMPANY" means G&K Services, Inc., a Minnesota corporation, or any successor thereto that shall have become such in the manner prescribed in Section 10.2.

                  "CONFIDENTIAL INFORMATION"  is defined in Section 20.

                  "CONSOLIDATED CAPITALIZATION" means, at any date, the sum of
(a) Consolidated Indebtedness plus (b) Consolidated Net Worth plus (c) deferred taxes, all as determined as of such date on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED INDEBTEDNESS" means, at any date, all Indebtedness of the Company and its Subsidiaries determined as of such date on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INDEBTEDNESS TO EBITDA RATIO" means, at any date, the ratio of (a) Consolidated Indebtedness as at such date to (b) EBITDA for the four consecutive fiscal quarters then most recently ended determined on a pro forma basis (i.e., giving effect to acquisitions and dispositions occurring during such four-quarter period as of the beginning of such period).

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income for such period on account of interest on Indebtedness (including imputed interest in respect of Capital Lease Obligations and amortization of debt discount and expense).

                  "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding:

                  (a)  the proceeds of any life insurance policy,

                  (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period from the sale or other disposition of assets (other than current assets) exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Subsidiary,

                  (c) any amount representing any interest in the undistributed earnings of any Person other than a Subsidiary,

                  (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary acquired prior to its becoming a Subsidiary (unless used in the computation of EBITDA for purposes of the calculation of the Consolidated Indebtedness to EBITDA Ratio on a pro forma basis),

                  (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,

                  (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person, and

                  (g)  any extraordinary gains not covered by clause (b) above.

                  "CONSOLIDATED NET WORTH" means, at any date, on a consolidated basis for the Company and its Subsidiaries, (a) the sum of (i) capital stock taken at par or stated value PLUS (ii) capital in excess of par or stated value relating to capital stock PLUS (iii) retained earnings (or minus any retained earning deficit) MINUS (b) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

                  "CREDIT FACILITY" means any indenture, mortgage, deed of trust, loan, purchase or credit agreement or any other agreement pursuant to which debt for borrowed money shall be incurred or any note, bond, debenture or other instrument evidencing any such debt.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York as its "base" or "prime" rate.

                  "EBITDA" means, for any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of
(a) Consolidated Interest Expense, (b) depreciation and amortization expenses and other non-cash charges and (c) income and profit taxes.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FIRST CLOSING DATE" is defined in Section 3.

                  "FUNDED INDEBTEDNESS" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from, the date of creation thereof.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY"  means

                  (a)      the government of

                           (i) the United States of America or any State or other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (I) for the purchase or payment of such indebtedness or obligation, or (II) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) its Capitalized Lease Obligations;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guarantee.

                  "MEMORANDUM" is defined in Section 5.3.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NOTES" is defined in Section 1.

                  "OECD" means the Organization of Economic Cooperation and Development.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "OTHER AGREEMENTS" is defined in Section 2.

                  "OTHER PURCHASERS" is defined in Section 2.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PTE" means a Prohibited Transaction Exemption issued by the Department of Labor.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "REQUIRED HOLDERS" means, at any time, the holders of greater than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SUBSIDIARY GUARANTEE" means a guarantee of a Subsidiary Guarantor of the obligations of the Company under this Agreement and the Notes, substantially in the form of Exhibit 4.10.

                  "SUBSIDIARY GUARANTOR" means (a) as of the First Closing Date, those Subsidiaries identified as such on Schedule 5.4, and (b) thereafter, the Persons referred to in clause (a) and each other Person which from time to time executes and delivers a counterpart of the Subsidiary Guarantee or otherwise enters into a Subsidiary Guarantee (unless such Person shall be released from its obligations under its Subsidiary Guarantee pursuant to Section 9.6(b)).

                  "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

                  "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                  SCHEDULE 4.9


                         CHANGES IN CORPORATE STRUCTURE


                                      None.

                                  SCHEDULE 5.3


                              DISCLOSURE MATERIALS


                                      None.

                                  SCHEDULE 5.4

                               Subsidiaries, etc.
                               ------------------


                                                                                          PERCENTAGE      SUBSIDIARY
(i) SUBSIDIARIES                                              JURISDICTION                OWNERSHIP       GUARANTOR
------------------------------------------------------------------------------------------------------------------------
G&K Services, Co.                                            Minnesota, USA                  100%            yes
G&K Services Linen Co.                                       Minnesota, USA                  100%            yes
Northwest Linen Co.                                          Minnesota, USA                  100%            yes
Gross Industrial Towel & Garment Service, Inc.               Minnesota, USA                  100%            yes
G&K Services of Canada, Inc.                                 Ontario, Canada                 100%            no
912489 Ontario Limited                                       Ontario, Canada                 100%            no
Work Wear Corporation of Canada, Ltd                         Ontario, Canada                 100%            no
La Corporation Work Wear du Quebec                           Quebec, Canada                  100%            no


(ii) AFFILIATES
----------------------------------------------------------

None


(iii) COMPANY DIRECTORS AND SENIOR OFFICERS                         POSITION
------------------------------------------------------------------------------------------------------------------------
Bruce G. Allbright                                           Director
Paul Baszucki                                                Director
Wayne M. Fortun                                              Director
Donald W. Goldfus                                            Director
William Hope                                                 Director
Bernard Sweet                                                Director
Richard M. Fink                                              Chairman of the Board
Thomas Moberly                                               President and Chief Executive Officer
Robert Wood                                                  Executive Vice President
Jeffrey Wright                                               Chief Financial Officer
John Schmerler                                               Vice President - Corporate Development
Sally Bredehoft                                              Vice President - Human Resources
Richard Stutz                                                Vice President - Operations
Kathryn Trickey                                              Vice President - Sales


                                  SCHEDULE 5.5


                              FINANCIAL STATEMENTS


                  The consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended June 26, 1999 and for the fiscal period ended March 25, 2000.

                                  SCHEDULE 5.8


                               CERTAIN LITIGATION


                                      None.

                                  SCHEDULE 5.11


                                  PATENTS, ETC.


                                      None.

                                  SCHEDULE 5.14


                                 USE OF PROCEEDS


                  The net proceeds from the sale of the Notes will be used to repay existing indebtedness and for general corporate purposes.

                                  SCHEDULE 5.15


                                         OFF-BALANCE SHEET   FINANCIAL STATEMENT
INDEBTEDNESS AT 3/25/2000                     AMOUNT             AMOUNT (US$)
--------------------------------------------------------------------------------
Term Loan                                 $             -      $     187,356,529
Revolver                                  $             -      $      35,000,000
Non-compete Agreement                     $             -      $         386,433
NBD Bank Loan ($500,000 Canadian)         $             -      $         342,000
US Guarantee on Canadian Revolver         $     25,000,000     $              -
Letters of Credit                         $      3,187,345     $              -
Interest Rate Swap                        $       (137,759)    $              -
                                       -----------------------------------------
                                          $     28,049,586     $     223,084,962
                                       =========================================


                                                                     EXHIBIT 1

                                 [FORM OF NOTE]


                                G&K SERVICES, INC.



                            8.40% SENIOR NOTE DUE 2010

No. [_____]                                                           [Date]
$[_______]                                                   PPN 361268 A@ 4

                  FOR VALUE RECEIVED, the undersigned, G&K SERVICES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [_____________], or registered assigns, the principal sum of [______________] DOLLARS (or so much thereof as shall not have been prepaid) on July 20, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.40% per annum from the date hereof, payable semiannually, on the 20th day of January and July in each year, commencing with the January 20 or July 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.40% or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

                  Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of The Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

                  This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of July 20, 2000 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

                  This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder" attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

                  If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                  This Note shall be construed and enforced in accordance with the laws of the State of New York.

                                            G&K SERVICES, INC.


                                            By
                                              ---------------------------
                                               Title:

                                                                  EXHIBIT 4.4(a)


                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY


                                    [To come]

                                                                  EXHIBIT 4.4(b)



                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

                                                                   EXHIBIT 4.10


                          FORM OF SUBSIDIARY GUARANTEE

                  GUARANTEE dated as of ____________, in favor of each person who is from time to time a holder of one or more of any of the 8.40% Senior Notes due 2010 (together with all notes delivered in substitution or exchange thereof, the "NOTES"), issued or to be issued by G&K Services, Inc. (the "ISSUER") in an initial aggregate principal amount of up to $50,000,000 pursuant to the Note Purchase Agreement dated as of July 20, 2000 (as amended, modified or supplemented from time to time, the "NOTE PURCHASE AGREEMENT") among the Issuer and each of the Purchasers listed in Schedule A to the Note Purchase Agreement.

                  Section 1. DEFINITIONS. Except as otherwise provided herein, terms defined in the Note Purchase Agreement are used herein as defined therein.

                  Section 2.  THE GUARANTEE.

                  2.01 THE GUARANTEE. The Issuer will use the proceeds from the sale of the Notes to repay indebtedness and for general corporate purposes of the group of Persons comprised of the Issuer and its Subsidiaries, and the undersigned (individually, a "SUBSIDIARY GUARANTOR," and collectively, the "SUBSIDIARY GUARANTORS") are Subsidiaries of the Issuer. For such valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor hereby jointly and severally guarantees to each holder of a Note (each, a "HOLDER") the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of, Make-Whole Amounts (if any), and interest on the Notes (including, without limitation, interest on any overdue principal, Make-Whole Amount and, to the extent permitted by applicable law, on any overdue interest) and all other amounts from time to time owing by the Issuer under the Note Purchase Agreement and under the Notes (including, without limitation, costs, expenses and taxes) (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). Each Subsidiary Guarantor hereby further agrees that if the Issuer shall default in the payment of any of the Guaranteed Obligations, such Subsidiary Guarantor will (x) promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to any holder such amounts, to the extent lawful, as shall be sufficient to pay the reasonable out-of-pocket costs and expenses of collection or of otherwise enforcing any of such holder's rights under the Note Purchase Agreement to which such holder is a party, including, without limitation, reasonable counsel fees.

                  All obligations of each Subsidiary Guarantor under this
Section 2.01 shall survive the transfer of any Note.

                  2.02 OBLIGATIONS UNCONDITIONAL. (a) The obligations of each Subsidiary Guarantor under Section 2.01 constitute a present and continuing guaranty of payment and not collectibility and are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Issuer under the Note Purchase Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of each Subsidiary Guarantor hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (1) any amendment or modification of any provision of the Note Purchase Agreement, the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee (including any release of any other Subsidiary Guarantor) so furnished or accepted for the Notes;

                  (2) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Note Purchase Agreement or the Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

                  (3) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Issuer or any other Person or the properties or creditors of any of them;

                  (4) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Note Purchase Agreement, the Notes or any other agreement;

                  (5) any transfer of any assets to or from the Issuer, including without limitation any transfer or purported transfer to the Issuer from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Issuer with or into any Person, any change in the ownership of any shares of capital stock of the Issuer, or any change whatsoever in the objects, capital structure, constitution or business of the Issuer;

                  (6) any default, failure or delay, willful or otherwise, on the part of the Issuer or any other Person to perform or comply with, or the impossibility or illegality of performance by the Issuer or any other Person of, any term of the Note Purchase Agreement, the Notes or any other agreement;

                  (7) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Issuer or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note Purchase Agreement, the Notes or any other agreement;

                  (8) any lack or limitation of status or of power, incapacity or disability of the Issuer or any trustee or agent thereof; or

                  (9) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.

                  (b) Each Subsidiary Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder exhaust any right, power or remedy against the Issuer under the Note Purchase Agreement to which such holder is a party or the Notes or any other agreement or instrument referred to herein or therein, or against any other Subsidiary Guarantor, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  (c) In the event that any Subsidiary Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, such Subsidiary Guarantor shall not exercise any subrogation or other rights hereunder or under the Notes and such Subsidiary Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Issuer, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders and shall forthwith be paid to the holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Each Subsidiary Guarantor agrees that its obligations under this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Issuer is rescinded or must be otherwise restored by any holder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

                  The guarantee in this Section 2 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

                  If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Issuer or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Subsidiary Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders had accelerated the same in accordance with the terms of the Note Purchase Agreement, and such Subsidiary Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amount, and any other amounts guaranteed hereunder without further notice or demand.

                  Section 3. REPRESENTATIONS AND WARRANTIES. Each Subsidiary Guarantor represents and warrants to the Holders that:

                  3.01 ORGANIZATION; POWER AND AUTHORITY. Such Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Subsidiary Guarantor has the corporate or other requisite power and authority to execute and deliver this Guarantee and to perform the provisions hereof.

                  3.02 AUTHORIZATION, ETC. This Guarantee has been duly authorized by all necessary action on the part of such Subsidiary Guarantor, and this Guarantee constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.03 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by such Subsidiary Guarantor of this Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or other organizational document, or any other agreement or instrument to which such Subsidiary Guarantor is bound or by which such Subsidiary Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor.

                  3.04 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Subsidiary Guarantor of this Guarantee 1including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under this Subsidiary Guarantee and the payment of such Dollars to Persons resident in the United States of America. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in [insert jurisdictions of incorporation of Subsidiary Guarantors] of this Subsidiary Guarantee that this Subsidiary Guarantee or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax. For purposes of this Subsidiary Guarantee, "Dollar" means lawful money of the United States of America.

                  3.05. SOLVENCY. Upon the execution and delivery hereof, such Subsidiary Guarantor will be solvent, will be able to pay its debts as they mature and will have capital sufficient to carry on its business.


-------------------------------
(1) The remainder of this Section is not necessary in relation to Subsidiary Guarantors that are U.S. persons.

                  3.06. RANKING. All liabilities of each Subsidiary Guarantor under this Subsidiary Guarantee constitute direct, unconditional and general obligations of such Subsidiary Guarantor and rank in right of payment either PARI PASSU or senior to all other Indebtedness of such Subsidiary Guarantor, except for such Indebtedness which is preferred as a result of being secured (but then only to the extent of such security).

                  3.07 TAXES.(2) No liability for any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding (each a "TAX" and collectively "TAXES"), directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of or in [insert jurisdictions of incorporation of Subsidiary Guarantors] or any political subdivision thereof or therein (an "APPLICABLE TAXING AUTHORITY") will be incurred by any Subsidiary Guarantor or any holder of a Note as a result of the execution or delivery of this Subsidiary Guarantee and, based on present law, no deduction or withholding in respect of Taxes imposed by or for the account of any Applicable Taxing Authority or any jurisdiction (other than the United States of America) by or through which payments with respect to the Notes are made by or for such Subsidiary Guarantor is required to be made from any payment by the Subsidiary Guarantor under this Subsidiary Guarantee except for any such withholding or deduction arising out of the conditions described in the proviso to Section 4(a).

                  Section 4. TAX INDEMNITY.(3) (a) Any and all payments under this Subsidiary Guarantee to or for the account of any holder of a Note shall be made free and clear of, and without deduction or withholding for or on account of, any Tax, except to the extent such deduction or withholding is required by law. If any Tax is required by law to be deducted or withheld from any such payments by any Subsidiary Guarantor, such Subsidiary Guarantor will make such deductions or withholding and pay to the relevant taxing authority the full amount deducted or withheld before penalties attach thereto or interest accrues thereon. In the event of the imposition by or for the account of any Applicable Taxing Authority or of any Governmental Authority of any jurisdiction in which any Subsidiary Guarantor resides for tax purposes or any jurisdiction from or through which such Subsidiary Guarantor is making any payment in respect of this Subsidiary Guarantee, other than any Governmental Authority of or in the United States of America or any political subdivision thereof or therein, of any Tax upon or with respect to any payments in respect of this Subsidiary Guarantee, whether by withholding or otherwise, such Subsidiary Guarantor hereby agrees to pay forthwith from time to time in connection with each payment on this Subsidiary Guarantee to each holder of a Note such amounts as shall be required so that every payment received by such holder in respect of the Notes and every payment received by such holder under this Subsidiary Guarantee will not, after such withholding or deduction or other payment for or on account of such Tax and any interest or penalties relating thereto, be less than the amount due and payable to such holder in respect of such Note or under this Subsidiary Guarantee before the assessment of such Tax; PROVIDED, however, that such Subsidiary Guarantor shall not be obliged to pay such amounts to any holder of a Note in respect of Taxes to the extent such Taxes exceed the Taxes that would have been payable:

                           (i) had such holder not had any connection with in
                  [insert jurisdictions of incorporation of Subsidiary Guarantors] or any territory or political subdivision thereof other than the mere holding of a Note with the benefit of this Guarantee (or the receipt of any payments in respect thereof) or activities incidental thereto (including enforcement thereof); or

                           (ii) but for the delay or failure by such holder
                  (following a written request by such Subsidiary Guarantor) in the filing with an appropriate Governmental Authority or otherwise of forms, certificates, documents, applications or other reasonably required evidence (collectively "FORMS"), that is required to be filed by such holder to avoid or reduce such Taxes and that in the case of any of the foregoing would not result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, provided that such holder shall be deemed to have satisfied the requirements of this clause (ii) upon the good faith completion and submission of such Forms as may be specified in a written request of such Subsidiary Guarantor no later than 45 days after receipt by such holder of such written request.

                  (b) Within 60 days after the date of any payment by any Subsidiary Guarantor of any Tax in respect of any payment under the Notes or this Section 4, such Subsidiary Guarantor shall furnish to each holder of a Note the original tax


-------------------------------
(2) This section is not necessary in relation to Subsidiary Guarantors that are U.S. persons.
(3) This section is not necessary in relation to Subsidiary Guarantors that are U.S. persons.

receipt for the payment of such Tax (or if such original tax receipt is not available, a duly certified copy of the original tax receipt), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

                  (c)  The obligations of the Subsidiary Guarantors under this
Section 4 shall survive the transfer or payment of any Note.


                  Section 5.  MISCELLANEOUS.

                  5.01 AMENDMENTS, ETC. This Guarantee may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Subsidiary Guarantors and the Required Holders, except that no such amendment or waiver may, without the written consent of each holder affected thereby, amend any of
Section 2.01, 2.02 or this Section 5.01.

                  5.02 NOTICES. All notices and communications provided for hereunder shall be in writing and sent as provided in Section 18 of the Note Purchase Agreement (i) if to any holder, to the address specified for such holder in the Note Purchase Agreement to which such holder is a party and (ii) if to any Subsidiary Guarantor, to the address for such Subsidiary Guarantor set forth on the signature pages hereof.

                  5.03 JURISDICTION AND PROCESS.(4) EACH SUBSIDIARY GUARANTOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST SUCH SUBSIDIARY GUARANTOR FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY OR ON BEHALF OF ANY HOLDER OF A NOTE, AS SUCH HOLDER MAY ELECT, AND SUCH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM, WHOSE ADDRESS IS 111 EIGHTH AVENUE, NEW YORK, NY 10011, OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN THE STATE OF NEW YORK WHOM THE SUBSIDIARY GUARANTOR MAY FROM TIME TO TIME HEREAFTER DESIGNATE (HAVING GIVEN 30 DAYS' NOTICE THEREOF TO EACH HOLDER OF A NOTE THEN OUTSTANDING), AS THE TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS OF THE SUBSIDIARY GUARANTOR. EACH SUBSIDIARY GUARANTOR HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AS ITS ADDRESS SPECIFIED IN SECTION 5.02 OR AT SUCH OTHER ADDRESS OF WHICH EACH HOLDER OF A NOTE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  5.04 SUCCESSORS AND ASSIGNS. All covenants and other agreements of each Subsidiary Guarantor in this Guarantee shall bind its successors and assigns and shall inure to the benefit of the holders and their respective successors and assigns.


-------------------------------
(4) This section is not necessary in relation to Subsidiary Guarantors that are U.S. persons.

                  5.05 SEVERABILITY. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

                  5.06 CONSTRUCTION. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  5.07 EXPENSES. Each Subsidiary Guarantor shall indemnify each holder on demand in respect of all costs and expenses (including reasonable legal fees) incurred by it in connection with the enforcement of this Guarantee or the preservation of the rights of such holder as a result of any breach by such Subsidiary Guarantor of its obligations hereunder.

                  5.08 GOVERNING LAW. This Guarantee shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of such State that would require the application of the laws of a jurisdiction other than such State.

                  5.09 COUNTERPARTS; ADDITIONAL PARTIES. This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guarantee. At any time after the date of this Guarantee, one or more additional persons or entities may become parties hereto by executing and delivering to the holders a counterpart of this Guarantee. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guarantee.

                  IN WITNESS WHEREOF, this Guarantee has been duly executed by the Subsidiary Guarantors as of the day and year first above written.



                         [NAME OF SUBSIDIARY GUARANTOR]






                         By
                           -------------------------

                           Title:


                         Address:



                         [NAME OF SUBSIDIARY GUARANTOR]






                         By
                           -------------------------

                           Title:


                         Address: